Exhibit 99.1

Hyperscale Data Enters into an Agreement for a Financing of up to $100 Million

Las Vegas, NV, August 1, 2025 Hyperscale Data, Inc. (NYSE American: GPUS), a diversified holding company (“Hyperscale Data” or the “Company”), announced today that it has entered into a Securities Purchase Agreement (the “Agreement”) providing for up to $100 million of financing (the “Financing”) from Ault & Company, Inc., a related party (“A&C”). Pursuant to the Agreement, Hyperscale Data has agreed to issue and sell to A&C up to $100 million in shares of Series H Convertible Preferred Stock (the “Preferred Shares”). The Preferred Shares will be senior to all other classes of preferred stock the Company has outstanding except with respect to the Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and the Series G Convertible Preferred Stock (the “Series G Preferred Stock”), with each of which it ranks in parity, as well as senior to the Company’s Class A common stock (“Class A Common Stock”) and Class B common stock.

Each Preferred Share shall have a stated value of $1,000.00 per share and, upon stockholder approval, shall be convertible at the holder’s option into shares of Common Stock at a conversion price equal to the greater of (i) $0.10 per share (the “Floor Price”), which Floor Price shall not, except for voting rights purposes, be adjusted for stock dividends, stock splits, stock combinations and other similar transactions and (ii) the lesser of (A) $0.79645, or (B) a 5% premium to the volume weighted average price during the five trading days immediately prior to the date of conversion (the “Conversion Price”). The Conversion Price will be subject to standard anti-dilution provisions in connection with any stock split, stock dividend, subdivision or similar reclassification of the Common Stock. The Preferred Shares also have “full ratchet” price protection in the event the Company should issue securities at a lower price than the Conversion Price. The Preferred Shares shall pay a dividend at an annual rate of 9.5%, which the Company may, during the first two years, pay in shares of Class A Common Stock.

The proceeds from the Financing will be used for expansion of the MI data center to support infrastructure upgrades necessary to support the growing demands of high-performance computing services powering Artificial Intelligence solutions, repayment of outstanding indebtedness and general working capital purposes.

“The conversion price of the Preferred Shares is higher than the current market price. That A&C is willing to invest an additional up to $100 million, beyond the approximately $51 million that A&C has already invested in the Company in shares of two virtually identical series of preferred stock, except that no warrants will be issued in connection with the Financing, on those terms should be a clear indicator of our belief that the market has been undervaluing the Company, which I've been highlighting for years. This transaction is more than a number—it’s a declaration of my steadfast confidence in our data centers, the crane company, the lending firm, and the exceptional portfolio companies we've nurtured over the past seven years. Each is a vital component of our collective success,” said Milton "Todd" Ault III, Executive Chairman of Hyperscale Data and Chairman & CEO of Ault & Company, Inc.

The Agreement provides for several closings through December 31, 2026, though such dates may be extended by A&C as set forth in the Agreement. The consummation of the transactions contemplated by the Agreement, specifically the conversion of the Preferred Shares in an aggregate number in excess of 19.99% on the execution date of the Agreement, are subject to various customary closing conditions as well as regulatory and stockholder approval. In addition to customary closing conditions, the closing of the Financing is also conditioned upon the receipt by A&C of financing to consummate the transaction.

Additional information regarding the securities described above and the terms of the Financing will be included in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission (“SEC”).

The Preferred Shares will be issued in reliance upon the exemption from the securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as promulgated by SEC under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor will there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

For more information on Hyperscale Data and its subsidiaries, Hyperscale Data recommends that stockholders, investors and any other interested parties read Hyperscale Data’s public filings and press releases available under the Investor Relations section at hyperscaledata.com or available at www.sec.gov.

About Hyperscale Data, Inc.

Through its wholly owned subsidiary Sentinum, Inc., Hyperscale Data owns and operates a data center at which it mines digital assets and offers colocation and hosting services for the emerging artificial intelligence (“AI”) ecosystems and other industries. Hyperscale Data’s other wholly owned subsidiary, Ault Capital Group, Inc. (“ACG”), is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact.

Hyperscale Data currently expects the Divestiture to occur on or about December 31, 2025, though there can be no assurance that the Divestiture will be completed during 2025. Upon the occurrence of the Divestiture, the Company would solely be an owner and operator of data centers to support high-performance computing services, though it may at that time continue to operate in the digital asset space as described in the Company’s filings with the SEC. Until the Divestiture occurs, the Company will continue to provide, through ACG and its wholly and majority-owned subsidiaries and strategic investments, mission-critical products that support a diverse range of industries, including an AI software platform, social gaming platform, equipment rental services, defense/aerospace, industrial, automotive, medical/biopharma and hotel operations. In addition, ACG is actively engaged in private credit and structured finance through a licensed lending subsidiary. Hyperscale Data’s headquarters are located at 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141.

On December 23, 2024, the Company issued one million (1,000,000) shares of a newly designated Series F Exchangeable Preferred Stock (the “Series F Preferred Stock”) to all common stockholders and holders of the Series C Preferred Stock on an as-converted basis. The Divestiture will occur through the voluntary exchange of the Series F Preferred Stock for shares of Class A Common Stock and Class B Common Stock of ACG (collectively, the “ACG Shares”). The Company reminds its stockholders that only those holders of the Series F Preferred Stock who agree to surrender such shares, and do not properly withdraw such surrender, in the exchange offer through which the Divestiture will occur, will be entitled to receive the ACG Shares and consequently be stockholders of ACG upon the occurrence of the Divestiture.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.gov and on the Company’s website at www.hyperscaledata.com.

Hyperscale Data Investor Contact:

IR@hyperscaledata.com or 1-888-753-2235